UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2014

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 27, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Flotek Industries, Inc. (the “Company”) approved a base salary increase for certain of the executive officers of the Company effective March 30, 2014 and set target bonus amounts to be applicable pursuant to the 2014 Management Incentive Plan (the “MIP”) of the Company with respect to the year ended December 31, 2014. The following table sets forth the 2014 annual base salary and 2014 target cash bonus award percentage for purposes of the MIP for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2013 and who remain executive officers of the Company.

Executive Officer	2014 Annual Base Salary	2014 Target Cash Bonus Percentage of Salary For Purpose of the MIP
John Chisholm*	$780,000	90%
Chairman, President and Chief Executive Officer
H. Richard Walton	$336,000	60%
Executive Vice President and Chief Financial Officer
Steven A. Reeves	$418,000	60%
Executive Vice President, Operations

*	Mr. Chisholm’s compensation is payable to companies controlled by Mr. Chisholm pursuant to the Fourth Amended and Restated Service Agreement by and between the Company and such companies controlled by Mr. Chisholm.

Also on March 27, 2014, the Board adopted the MIP. The MIP provides for payment of cash bonuses to management personnel selected by the Compensation Committee, including all of the named executive officers. The MIP provides for target bonuses that are expressed as a percentage of each participant’s 2014 annual base compensation. The target bonus percentage for the President, Chief Executive Officer and Chairman is 90% of base salary. The range for other participants is 50% to 60% of base salary.

Bonuses are earned under the MIP based on the Company’s consolidated 2014 Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for stock compensation, financing transaction costs, and other noncash and/or nonrecurring charges not directly related to the ongoing operations of the Company (“Adjusted EBITDA”). Participants will receive a portion of the bonus determined on a sliding scale (ranging from 0-200% of the target bonus) depending on the 2014 Adjusted EBITDA achieved.

Under the MIP, each participant was given the option, and each executive officer of the Company has elected, to receive shares of restricted stock of the Company equal to exactly 50% of his or her target bonus based on the value of the shares of the common stock of the Company as of the date of the establishment of the MIP, with such shares subject to forfeiture if and to the extent target Adjusted EBITDA has not been achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: April 2, 2014	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer